                                                                      Exhibit 11

                              Unitrode Corporation
          Computation of Primary and Fully Diluted Earnings per Share



Three months ended                               October 28, 1995  October 29, 1994
------------------------------------------------------------------------------------

Net income                                           $4,543,644      $  2,382,117
                                                     ==========      ============

Primary earnings per share:
---------------------------------------------
Weighted average of common shares outstanding        11,431,701        11,691,675
Equivalent shares arising from the assumed
 exercise of stock options                              465,339           392,468
                                                     ----------      ------------
Weighted average of common and common
 equivalent shares outstanding                       11,897,040        12,084,143
                                                     ==========      ============

Net income                                           $      .38      $        .20
                                                     ==========      ============

Fully diluted earnings per share:
-------------------------------------
Weighted average of common and common
 equivalent shares outstanding
 (as determined for Primary earnings
 per share above)                                    11,897,040        12,084,143
Incremental shares to reflect full
 dilution                                                     1(1)         37,735(1)
                                                     ----------      ------------
Weighted average of common and common
 equivalent shares outstanding, as
 adjusted                                            11,897,041        12,121,878
                                                     ==========      ============

Net income                                           $      .38      $        .20
                                                     ==========      ============

(1)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11)
     although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


                                                                        Exhibit 11

                              Unitrode Corporation
          Computation of Primary and Fully Diluted Earnings per Share



Nine months ended                               October 28, 1995  October 29, 1994
------------------------------------------------------------------------------------
Net income                                         $12,516,936       $  5,474,420
                                                   ===========       ============

Primary earnings per share:
---------------------------------------------
Weighted average of common shares outstanding       11,511,953         12,048,060
Equivalent shares arising from the assumed
 exercise of stock options                             408,810            383,874
                                                   -----------       ------------
Weighted average of common and common
 equivalent shares outstanding                      11,920,763         12,431,934
                                                   ===========       ============

Net income                                         $      1.05       $        .44
                                                   ===========       ============

Fully diluted earnings per share:
---------------------------------------------
Weighted average of common and common
 equivalent shares outstanding
 (as determined for Primary earnings
 per share above)                                   11,920,763         12,431,934
Incremental shares to reflect full
 dilution                                               35,584(1)          17,802(1)
                                                   -----------       ------------
Weighted average of common and common
 equivalent shares outstanding, as
 adjusted                                           11,956,347         12,449,736
                                                   ===========       ============

Net income                                         $      1.05       $        .44
                                                   ===========       ============

(1)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11)
     although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
